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                                                                    EXHIBIT 99.3

                            EPOCH BIOSCIENCES, INC.

               Unaudited Pro Forma Combined Financial Statements
                    December 31, 1999 and September 30, 2000

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Financial Statements give effect to the business combination between Epoch Biosciences, Inc. and Synthetic Genetics, a division of Immune Complex Corporation, as if the it had been consummated, with respect to the statements of operations, at the beginning of each of the periods presented, or, with respect to the balance sheet, as of September 30, 2000. The business combination will be accounted for as a purchase business combination.

The Unaudited Pro Forma Financial Statements do not purport to present the financial position or results of operations of the Company had the business combination taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

The Unaudited Pro Forma Financial Statements should be read in conjunction with the separate historical financial statements and notes thereto of Synthetic Genetics appearing elsewhere in this form 8-K/A and the historical financial statements of Epoch Biosciences, Inc. incorporated in this form 8-K/A by reference.

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

                                                                    EXHIBIT 99.3


                             EPOCH BIOSCIENCES, INC.

                   Unaudited Pro Forma Combined Balance Sheet

                                                                   AS OF SEPTEMBER 30, 2000
                                                          -----------------------------------------
                                                             EPOCH        PRO FORMA      PRO FORMA
                                                          BIOSCIENCES   ADJUSTMENTS(a)   COMBINED
                                                          ------------  --------------  -----------
                        ASSETS
Current assets:
    Cash and cash equivalents                             $ 16,453,915    (3,100,000)    13,353,915
    Receivables                                                 67,056       142,363        209,419
    Inventory                                                       --        39,654         39,654
    Prepaid expenses and other current assets                  107,894        22,890        130,784
                                                          ------------    ----------    -----------
         Total current assets                               16,628,865    (2,895,093)    13,733,772

Equipment, net                                               2,010,147       116,417      2,126,564
Restricted cash                                                618,397            --        618,397
License rights                                                 544,025            --        544,025
Intangible assets                                                   --     3,119,500      3,119,500
Other assets                                                    36,561         4,455         41,016
                                                          ------------    ----------    -----------
         Total assets                                     $ 19,837,995       345,279     20,183,274
                                                          ============    ==========    ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Note payable                                          $         --        63,000         63,000
    Accounts payable                                           239,661       205,000        444,661
    Accrued liabilities                                        521,531        21,588        543,119
    Deferred revenue - current portion                         277,742            --        277,742
                                                          ------------    ----------    -----------
         Total current liabilities                           1,038,934       289,588      1,328,522
                                                          ------------    ----------    -----------

Capital lease obligations                                           --        55,691         55,691
Deferred revenue                                             1,771,496            --      1,774,496

Stockholders' equity (deficit):
    Preferred stock                                                 --            --             --
    Common stock                                               249,171            --        249,171
    Additional paid-in capital                              81,902,455            --     81,902,455
    Deferred stock compensation                                (75,910)           --        (75,910)
    Accumulated deficit                                    (65,048,151)           --    (65,048,151)
                                                          ------------    ----------    -----------
         Total stockholders' equity                         17,027,565            --     17,027,565
                                                          ------------    ----------    -----------
         Total liabilities and stockholders' equity       $ 19,837,995       345,279     20,183,274
                                                          ============    ==========    ===========


See notes to unaudited pro forma financial statements.


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

                                                                    EXHIBIT 99.3


                             EPOCH BIOSCIENCES, INC.

             Unaudited Pro Forma Combined Statements of Operations

                                                                    YEAR ENDED DECEMBER 31, 1999
                                                       --------------------------------------------------------
                                                          EPOCH        SYNTHETIC     PRO FORMA       PRO FORMA
                                                       BIOSCIENCES    GENETICS(c)   ADJUSTMENTS       COMBINED
                                                       -----------    -----------   -----------      ----------
Revenue:
    Product sales                                      $        --     1,336,700             --       1,336,700
    License fees                                            71,942            --             --          71,942
    Research contract revenue                              109,152            --             --         109,152
                                                       -----------    ----------     ----------      ----------
                                                           181,094     1,336,700             --       1,517,794
Cost of product sales                                           --       865,311             --         865,311
                                                       -----------    ----------     ----------      ----------
                                                           181,094       471,359             --         652,453

Operating expenses:
    Research and development                             2,545,583        63,185             --       2,608,768
    General and administrative                           1,414,587       426,641        280,405(d)    2,121,633
                                                       -----------    ----------     ----------      ----------
            Total operating expenses                     3,960,170       489,826        280,405       4,730,401
                                                       -----------    ----------     ----------      ----------
            Operating loss                              (3,779,076)      (18,467)      (280,405)     (4,077,948)

Other income (expense):
    Interest income                                         52,069            --             --          52,069
    Interest and financing expense                      (1,042,947)      (31,379)        16,158(e)   (1,058,168)
                                                       -----------    ----------     ----------      ----------
            Loss from continuing operations(b)         $(4,769,954)      (49,846)      (264,247)     (5,084,047)
                                                       ===========    ==========     ==========      ==========


See notes to unaudited pro forma financial statements.


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

                                                                    EXHIBIT 99.3


                             EPOCH BIOSCIENCES, INC.

             Unaudited Pro Forma Combined Statements of Operations


                                                                 NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                      --------------------------------------------------------
                                                         EPOCH        SYNTHETIC     PRO FORMA        PRO FORMA
                                                      BIOSCIENCES    GENETICS(c)   ADJUSTMENTS       COMBINED
                                                      -----------    -----------   -----------      ----------
Revenue:
    Product sales                                     $   257,280     1,142,287            --        1,399,567
    License fees                                           44,631            --            --           44,631
    Research contract revenue                             120,000            --            --          120,000
                                                      -----------    ----------    ----------       ----------
                                                          421,911     1,142,287            --        1,564,198
Cost of product sales                                          --       811,407            --          811,407
                                                      -----------    ----------    ----------       ----------
                                                          421,911       330,880            --          752,791
                                                      -----------    ----------    ----------       ----------

Operating expenses:
    Research and development                            2,181,842       112,668            --        2,294,510
    General and administrative                          2,426,309       364,195       216,164(f)     3,006,668
                                                      -----------    ----------    ----------       ----------

            Total operating expenses                    4,608,151       476,863       216,164        5,301,178
                                                      -----------    ----------    ----------       ----------
            Operating loss                             (4,186,240)     (145,983)     (216,164)      (4,548,387)

Other income (expense):
    Interest income                                       671,013            --            --          671,013
    Interest and financing expense                           (153)      (31,709)       20,293(g)       (11,569)
                                                      -----------    ----------    ----------       ----------
            Loss from continuing operations(b)        $(3,515,380)     (177,692)     (195,871)      (3,888,683)
                                                      ===========    ==========    ==========       ==========


See notes to unaudited pro forma financial statements.


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

                                                                    EXHIBIT 99.3


                            EPOCH BIOSCIENCES, INC.

           Notes to Unaudited Pro Forma Combined Financial Statements
                    December 31, 1999 and September 30, 2000

The pro forma results do not purport to present the financial position or results of operations of the Company had the business combination taken place on the dates specified, nor are they necessarily indicative of the financial position or the results of operations that may be achieved in the future. The Unaudited Pro Forma Combined Financial Statements have been prepared under the assumptions set forth in the following notes.

The following adjustments have been made to give pro forma effect to the purchase:

    (a) To record the purchase of the assets of Synthetic Genetics for $3.1 million in cash, plus the assumption of certain liabilities, at fair value in accordance with the requirements of a purchase business combination including approximately $119,000 for trademarks and patents, $1.0 million for a five year non-compete and $2.0 million of goodwill.

    (b) Does not reflect discontinued operations of Epoch Biosciences.

    (c) To record the operations of Synthetic Genetics for the respective periods.

    (d) To reverse depreciation and amortization of $88,122 previously recorded and record depreciation and amortization of $368,527 as if the purchase transaction had occurred at the beginning of the period presented. Trademarks and patents are amortized over 10 years, the non-compete agreement over five years and goodwill over 15 years.

    (e) To reverse interest expense related to indebtedness not acquired of $16,158 at the contractual rate of 8.25% for notes payable and a weighted average rate of 18% for capital lease obligations. As Epoch Biosciences paid cash for the acquisition previously raised in equity financings and did not incur any additional debt, no proforma adjustment has been made to the combined pro forma financial statements to increase interest expense or decrease interest income.

    (f) To reverse depreciation and amortization of $60,231 previously recorded and record depreciation and amortization of $276,395 as if the purchase transaction had occurred at the beginning of the period presented. Trademarks and patents are amortized over 10 years, the non-compete agreement over five years and goodwill over 15 years.

    (g) To reverse interest expense related to indebtedness not acquired of $20,293 at the contractual rate of 8.25% for notes payable and a weighted average rate of 18% for capital lease obligations. As Epoch Biosciences paid cash for the acquisition previously raised in equity financings and did not incur any additional debt, no proforma adjustment has been made to the combined pro forma financial statements to increase interest expense or decrease interest income.


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